UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

Camden National Corporation
(Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Chairperson of Board of Directors

As disclosed in a Current Report on Form 8-K filed with the Commission on April 28, 2010, Camden National Corporation (the “Company”) announced the change in the Chairperson of the Company’s Board of Directors.  Mr. Rendle A. Jones announced at the Company’s Annual Meeting held on April 27, 2010 that he would be relinquishing his position as Chairperson at the Board of Director’s meeting in May 2010.  Ms. Karen W. Stanley, the current Vice Chairperson of Board of Director’s will be elected Chairperson at that meeting.  Ms. Stanley was named Vice Chairman of the Board on January 27, 2009.  Ms. Stanley joined the Company’s Board of Directors in January 2008 following the acquisition of Union Bankshares Company where she had been a Director since 2004.  Previously, Ms. Stanley was co-owner of Stanley Subaru in Ellsworth, Maine from 1999 until February 2005.  Ms. Stanley also served with Priority Management, an international training and development firm as a member of the senior management team with their international headquarters.  Prior to that, she served as Vice President, Personal Banking for Overseas Executives with Citibank N.A. Ms. Stanley began her career in sales with the Xerox Corporation.

Item 5.07       Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Camden National Corporation was held on April 27, 2010 at the Camden National Corporation’s Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine.  At the Annual Meeting, there were present in person or by proxy 6,355,403 shares of the Company’s common stock, representing approximately 83% of the total outstanding eligible votes.  At the Annual Meeting, the shareholders of the Company (i) elected four members to the Board of Directors, (ii) ratified the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accountants, and (iii) voted against the shareholder proposal for the Board of Directors to eliminate classification of terms of the Board of Directors.  The voting results for each proposal are as follows:

1.  To elect four members to the Board of Directors to serve a three-year term to expire at the Annual Meeting in 2013:

	For	Withheld	Broker Non-Vote
David C. Flanagan	4,795,255	76,496	1,483,652
James H. Page, Ph.D.	4,811,176	60,575	1,483,652
Robin A. Sawyer, CPA	4,813,091	58,660	1,483,652
Karen W. Stanley	4,748,954	122,797	1,483,652

The other directors that continued in office after the Annual Meeting are as follows:

Term expires 2011	Term expires 2012
Robert J. Campbell	Ann W. Bresnahan
Ward I. Graffam	Gregory A. Dufour
John W. Holmes	Rendle A. Jones

2.  To ratify the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2010:

For	Against	Abstain
6,311,791	31,181	12,427

3.  To consider a shareholder proposal, if properly presented at the Meeting concerning declassification of the Board of Directors:

For	Against	Abstain	Broker Non-Vote
2,159,772	2,576,887	135,088	1,483,652

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2010

CAMDEN NATIONAL CORPORATION
(Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan
Chief Financial Officer and Principal
Financial & Accounting Officer